                                                                 EXHIBIT   10.30






                              U. S. CAN CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN



























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
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                                TABLE OF CONTENTS



SECTION 1
         General................................................................................................  -1-
                       1.1.     Purpose.........................................................................  -1-
                       1.2.     Effective Date..................................................................  -1-
                       1.3.     Related Companies and Employers.................................................  -1-
                       1.4.     Administration..................................................................  -1-
                       1.5.     Plan Year.......................................................................  -1-
                       1.6.     Applicable Laws.................................................................  -1-
                       1.7.     Gender and Number...............................................................  -2-
                       1.8.     Notices.........................................................................  -2-
                       1.9.     Form and Time of Elections......................................................  -2-
                       1.10.    Evidence........................................................................  -2-
                       1.11.    Action by Employers.............................................................  -2-


SECTION 2
         Participation..........................................................................................  -2-
                       2.1.     Participant.....................................................................  -2-
                       2.2.     Deferral Election...............................................................  -2-
                       2.3.     Plan Not Contract of Employment.................................................  -3-

SECTION 3
         Plan Accounting........................................................................................  -4-
                       3.1.     Accounts........................................................................  -4-
                       3.2.     Adjustment of Accounts..........................................................  -4-
                       3.3.     Crediting of Stock Units Under Deferral Elections...............................  -4-
                       3.4.     Crediting of Matching Stock Units...............................................  -5-
                       3.5.     Crediting of Dividends..........................................................  -5-
                       3.6.     Statement of Accounts...........................................................  -5-

SECTION 4
         Distributions .........................................................................................  -5-
                       4.1.     General.........................................................................  -5-
                       4.2.     Distribution Election...........................................................  -6-
                       4.4.     Designation of Beneficiary......................................................  -6-
                       4.5.     Distributions to Disabled Persons...............................................  -6-
                       4.6.     Benefits May Not be Assigned....................................................  -7-

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
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
                       4.7.     No Rights as Shareholder........................................................  -7-
                       4.8.     Offset..........................................................................  -7-


SECTION 5
         Change in Control......................................................................................  -7-
                       5.1.     Distribution on Change in Control...............................................  -7-
                       5.2.     Change in Control Definition....................................................  -7-

SECTION 6
         Source of Benefit Payments ............................................................................  -7-
                       6.1.     Liability for Benefit Payments..................................................  -7-
                       6.2.     No Guarantee....................................................................  -8-

SECTION 7
         Committee..............................................................................................  -8-
                       7.1.     Powers of Committee.............................................................  -8-
                       7.2.     Delegation by Committee.........................................................  -8-
                       7.3.     Information to be Furnished to Committee........................................  -8-
                       7.4.     Liability and Indemnification...................................................  -8-

SECTION 8
         Amendment and Termination..............................................................................  -9-



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                              U. S. CAN CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    SECTION 1

                                     General

         1.1. Purpose. The U. S. Can Corporation Executive Deferred Compensation Plan (the "Plan") has been established by U. S. Can Corporation (the "Company") so that it, and each of the Related Companies which, with the consent of the Company, adopts the Plan may provide tax planning benefits for eligible executives by permitting the executives to reduce the amount of their current taxable income and defer the income inclusion event until a specified future date. The Plan also allows the participating executives to obtain additional equity interests in the Company. The Plan represents an unsecured, unfunded promise by the Company and the Related Companies to pay certain benefits to participating executives, and is maintained solely for the benefit of a select group of management and highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          1.2. Effective Date. The "Effective Date" of the Plan is January 1, 1998.

         1.3. Related Companies and Employers. The term "Related Company" means any company during any period in which it owns at least fifty percent of the voting power of all classes of stock of the Company entitled to vote, and any company during any period in which at least fifty percent of the voting power of all classes entitled to vote is owned, directly or indirectly, by the Company or by any other company that is a Related Company by reason of its ownership of stock of the Company. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to below collectively as the "Employers" and individually as an "Employer".

         1.4. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation and Management Development Committee (the "Committee") of the Board of Directors of the Company. In controlling and managing the operation and administration of the Plan, the Committee shall have the rights, powers and duties set forth in
Section 7. Responsibility for the day-to-day administration of the Plan shall be vested in one or more officers of the Company designated by the Committee as the "Plan Administrator" for the Plan.

         1.5.  Plan Year.  The term "Plan Year" means the calendar year.

         1.6. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

         1.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.8. Notices. Any notice or document required to be filed with the Plan Administrator or the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Plan Administrator, in care of the Company, at its principal executive offices. The Plan Administrator may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

         1.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Plan Administrator at such times, in such form, and subject to such restrictions and limitations as the Plan Administrator shall require.

         1.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         1.11. Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its Board of Directors, or by a duly authorized officer of the Employer.


                                    SECTION 2

                                  Participation

         2.1. Participant. Any employee of an Employer who is designated by the Committee, in its sole discretion, as an "Eligible Executive" may elect to become a "Participant" in the plan, subject to the terms of the Plan. The Committee shall designate as Eligible Executives only those employees of an Employer who are members of a select group of management and highly compensated employees for purposes of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

         2.2. Deferral Election. An Eligible Executive shall participate in the Plan by electing to defer payment of up to 25% of his annual cash bonus (if any) under the U.S. Can

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Management Incentive Plan (the "MIP") pursuant to the terms of a "Deferral
Election". An individual's Deferral Election shall be subject to the following:

         (a) An individual who, prior to the beginning of any Plan Year, has been designated an Eligible Executive for the Plan Year shall be eligible to file a Deferral Election with respect to his annual MIP bonus for that Plan Year. Such Deferral Election shall be filed prior to June 30 of the taxable year for which the annual MIP bonus is payable, in such form as the Plan Administrator prescribes.

         (b) An individual who, prior to the beginning of any Plan Year, has not satisfied the requirements of an Eligible Executive for the Plan Year, but who becomes an Eligible Executive during the Plan Year, shall be eligible to file a Deferral Election with respect to his annual MIP bonus for that Plan Year. Such Deferral Election shall be filed within thirty days (or such shorter period as may be specified by the Plan Administrator) after he first becomes an Eligible Executive for the year, but in all cases, prior to the tax year in which such bonus is paid.

         (c) If the Plan first becomes effective with respect to the employees of any Employer during any Plan Year, and an employee of that Employer becomes an Eligible Executive on the date the Plan becomes effective, such employee shall be eligible to file a Deferral Election with respect to his annual MIP bonus for that Plan Year. Such Deferral Election shall be filed within thirty days (or such shorter period as may be specified by the Plan Administrator) after the date the Plan becomes effective, but in all cases, prior to the tax year in which such bonus is paid.

         (d) Notwithstanding the foregoing, for the 1998 MIP bonus (if any) to be paid in 1999, an Eligible Executive shall be eligible to file a Deferral Election with respect to his annual MIP bonus for 1998, provided that the Deferral Election shall be filed prior to December 22, 1998.

         (e) The terms of a Deferral Election shall be subject to any conditions and limitations that may be imposed by the Plan Administrator. Except as otherwise provided in this subsection 2.2, a Deferral Election shall be irrevocable for the Plan Year to which it applies.

         (f) The Committee may revoke an individual's Deferral Election as of the date on which the individual ceases to meet the criteria of subsection 2.1.

         (g) Each Deferral Election shall be automatically revoked as of the date on which a Change in Control (as defined in subsection 5.2) occurs, and no new Deferral Election shall be accepted for any date after the date of a Change in Control.

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         (h)        Subject to the terms of the Plan, the Participant shall
                    specify, as part of his Deferral Election, and in accordance with subsection 4.2, the time and form of distribution of the amounts deferred pursuant to such election.

         2.3. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                    SECTION 3

                                 Plan Accounting

         3.1. Accounts. The Plan Administrator shall establish one or more Accounts for each Participant who has filed a Deferral Election for purposes of recording the amount of the Participant's bonus deferrals and the Stock Units credited to him on account of such bonus deferrals. For purposes of the Plan, "Stock Units" shall mean an unfunded obligation on the part of the Company to pay to the Participant, at the time specified in the Deferral Election and in this plan document, a number of shares of Company common stock equal to the number of Stock Units credited to the Participant's Account. If a Participant is employed by more than one Employer in any Plan Year, and his annual MIP bonus otherwise payable from such Employers is reduced pursuant to the Plan, a separate Account shall be established for the Participant with respect to the bonus deferrals for the Plan Year from each such Employer.

         3.2. Adjustment of Accounts. Each Account shall be adjusted in accordance with this Section 3 in a uniform, non-discriminatory manner, as of such periodic "Accounting Dates" as may be determined by the Plan Administrator from time to time (which Accounting Dates shall be not less frequent than quarterly). As of each Accounting Date, the balance of each Account shall be adjusted as follows:

         (a) first, charge to the Account balance the number of Stock Units used for any distributions under the Plan with respect to that Account that have not previously been charged;

         (b) then, credit to the Account balance the number of Stock Units attributable to bonus deferrals to be credited to that Account in accordance with subsection 3.3 that have not previously been credited;

         (c) then, credit to the Account balance the number of Matching Stock Units (defined in subsection 3.4) to be credited to that Account in accordance with subsection 3.4 that have not previously been credited;

         (d) then, credit to the Account balance the number of Stock Units to be credited due to dividend payments in accordance with subsection 3.5 that have not previously been credited.

         3.3. Crediting of Stock Units Under Deferral Elections. A Participant's Account for any Plan Year shall be credited with Stock Units in an amount equal to the amount by which his annual MIP bonus for the year is reduced pursuant to a Deferral Election, in the manner described in the next sentence. The number of Stock Units credited to the Participant's Account shall be equal to the MIP bonus amount which has been deferred for that year divided by the closing market price per share for Company common stock on the date the bonus would otherwise have been paid. Such crediting shall occur as of the date on which the bonus would otherwise have been paid to the Participant by the Employer were it not for the reduction made pursuant to the Deferral Election or, if such date is not an Accounting Date, as of the first Accounting Date occurring thereafter. The Participant shall be 100% vested at all times in all Stock Units credited to his Accounts under this paragraph.

         3.4. Crediting of Matching Stock Units. For any Plan Year in which a Participant defers the receipt of a part of his annual MIP bonus for that Plan Year, the Participant's Account shall be credited, in addition to, and on the same date as, the Stock Units credited for such year under subsection 3.3, with additional Stock Units known as "Matching Stock Units". The number of Matching Stock Units credited is 20% of the number of Stock Units credited in accordance with the provisions of subsection 3.3. The Participant shall not be vested in the Matching Stock Units until the fifth anniversary of the date of that they are credited to the Participant's Account, and as of that date, the Participant shall be 100% vested in such Matching Stock Units. If prior to becoming fully vested in all Matching Stock Units, the Participant's Date of Termination occurs by reason of retirement, death, disability, or termination by his employer without cause, all Matching Stock Units shall immediately become 100% vested. If prior to becoming fully vested in all Matching Stock Units, the Participant's Date of Termination occurs for any other reason, the unvested Units shall be forfeited upon the Date of Termination. The Participant's Date of Termination shall be the date on which his employment with the Company and Related Companies terminates for any reason.

         3.5. Crediting of Dividends. Each Plan Year a Participant's Accounts shall be credited with additional Stock Units to the extent dividends are paid on actual shares of Company common stock. The number of additional Stock Units to be credited to a Participant's Accounts by reason of dividend payments shall equal the per-share dividend amount for that Plan Year multiplied by the number of Stock Units in the Account, divided by the closing market price per share of Company common stock on the date the dividends are paid. The Stock Units credited by this paragraph shall vest simultaneously with the Stock Units from which they are based.

         3.6. Statement of Accounts. As soon as practicable after the end of each Plan Year, the Company shall provide each Participant with a statement of the transactions in his Account during that year and his Account balances as of the end of the year.

                                    SECTION 4

                                  Distributions

         4.1. General. Subject to this Section 4 and Section 5, the Stock Units credited to a Participant's Account with respect to any year shall be distributed in the form of an equivalent numbers of shares of common stock of the Company at the time specified in the Participant's Deferral Election, provided however, that the Committee, in its sole discretion, may distribute an equivalent amount of cash, or a combination of cash and stock, in fulfillment of any obligation hereunder. In no event shall the amount distributed with respect to any Participant's Account as of any date exceed the amount of the Account balance as of that date.

         4.2. Distribution Election. A Participant's Deferral Election for any year shall specify the time and method of distribution in which the Account attributable to such election shall be distributed, subject to such restrictions and limitations as may be imposed by the Committee. In no event shall distribution of a Participant's Accounts commence later than 60 days after the date of the Participant's Date of Termination. Distributions attributable to the Account balances for any Plan Year shall be made in one lump sum payment or, if so elected by the Participant in his Deferral Election, in equal annual installments over a period not exceeding 5 years.

         4.3. Unforeseeable Emergency. Prior to the date otherwise scheduled for distribution of his benefits under the Plan, upon a showing of an unforeseeable emergency, a Participant may request accelerated payment of an amount not exceeding the lesser of (a) the amount necessary to meet the emergency or (b) the sum of his vested Account balance(s) under the Plan. For purposes of the Plan, the term "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant (or the control of the beneficiary, if the amount is payable to a beneficiary) and that would result in severe financial hardship to the individual if early withdrawal were not permitted. The determination of "unforeseeable emergency" shall be made by the Committee, based on such information as the Committee shall deem to be necessary.

         4.4. Designation of Beneficiary. Each Participant from time to time, by signing a form furnished by the Plan Administrator, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the signed form is filed with the Plan Administrator while the Participant is alive and will cancel all beneficiary designation forms filed earlier. Except as otherwise specifically provided in this subsection 4.3, if a deceased Participant failed to designate a beneficiary as provided above, or if the designated beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, his benefits shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

         4.5. Distributions to Disabled Persons. Notwithstanding the provisions of this Section 4, if, in the Plan Administrator's opinion, a Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to such Participant or beneficiary. Thereafter, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

         4.6. Benefits May Not be Assigned. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owed by the Participant or any other person, or be transferred by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         4.7. No Rights as Shareholder. Until such time that actual shares of the Company's common stock are distributed under this section, if any, the Participant will not have any rights as a shareholder under this Plan, and as such, will have no voting rights or rights to any dividends with respect to his allocable Units under this Plan.

         4.8. Offset. Notwithstanding the provisions of subsection 4.6, if, at the time payments are to be made under the Plan, the Participant or beneficiary or both are indebted or obligated to any Employer or Related Company, then the payments remaining to be made to the Participant or the beneficiary or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness, or obligation, provided, however, that an election by the Committee not to reduce any such payment shall not constitute a waiver of the claim for such indebtedness or obligation.

                                    SECTION 5

                                Change in Control

         5.1. Distribution on Change in Control. In the event of a Change in Control, the Participant shall become immediately vested in any unvested Matching Stock Units, and the

Participant shall receive a lump sum distribution equal to the closing market value per share of Company common stock as of the date of the Change in Control multiplied by the number of Stock Units in his Account. Such distributions shall be made to the Participant regardless of any elections that may otherwise be applicable under the Plan, and shall be made as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control.

         5.2. Change in Control Definition. For purposes of the Plan, a "Change in Control" shall mean any one or more of the following: the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of fifteen percent (15%) or more of the shares of the then outstanding common stock of the Company, a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (i) any acquisition directly from the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company.


                                    SECTION 6

                           Source of Benefit Payments

         6.1. Liability for Benefit Payments. Subject to the provisions of this
Section 6, an Employer shall be liable for payment of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to the deferral of the annual MIP bonus otherwise payable by that Employer to the Participant. Any disputes relating to liability of Employers for benefit payments shall be resolved by the Committee.

         6.2. No Guarantee. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

                                    SECTION 7

                                    Committee

         7.1. Powers of Committee. The authority to control and manage all aspects of the operation and administration of the Plan shall also be vested in the Committee. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

         7.2. Delegation by Committee. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Plan Administrator or any other person or persons selected by it. Any such allocation or delegation may be revoked at any time.

         7.3. Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

         7.4. Liability and Indemnification. Neither the Plan Administrator or any member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Plan Administrator, the Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                    SECTION 8

                            Amendment and Termination

         The Committee may, at any time, amend or terminate the Plan, subject to the following:

         (a) Subject to the following provisions of this Section 8, no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under the Plan.

         (b) The Committee may revoke any Participant's right to defer an annual MIP bonus under the Plan; provided, however, that no such revocation shall apply to the annual MIP bonus of any Participant to the extent that the revocation is adopted by the Committee after the date the annual MIP bonus is otherwise required to be credited to the Participant's Account under the Plan.

         (c) The Plan may not be amended to delay the date on which benefits are otherwise payable under the Plan without the consent of each affected Participant. The Committee may amend the Plan to accelerate the date on which Plan benefits are otherwise payable under the Plan.

         (d) Notwithstanding any other provision of the Plan to the contrary, the Committee may not delegate its rights and responsibilities under this Section 8; provided, however, that, the Board of Directors of the Company may, from time to time, substitute itself, or another committee of the Board of Directors of the Company, for the Committee under this Section 8.